Exhibit 99.1

Porch Group Reports First Quarter 2022 Results; Affirms 2022 Guidance

- Reports $62.6 Million of Revenue, up 134% Year-Over-Year -

SEATTLE, May 10, 2022 – Porch Group, Inc. (“Porch”,” Porch Group” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing the home services and insurance industries, today reported first quarter revenues of $62.6 million, compared to first quarter 2021 revenues of $26.7 million, in line with company expectations.

CEO Summary

“Porch is off to a strong start in 2022,” said Matt Ehrlichman, founder and Chief Executive Officer of Porch Group, Inc. “Our vertical software and insurance segments are performing very well and reported substantial revenue increases. This strong performance early in the year gives us confidence in affirming our previously disclosed guidance and highlights why the team is excited about the remainder of the year.”

“Further, we are proud of the continued success in our insurance business, where we now offer our own product in 17 states and have begun filing for price adjustments based on our proprietary data. While only the start, we are pleased to have approvals in Arizona, Georgia and Virginia to leverage insights from Porch Group data such as water heater location data into our underwriting models.”

First Quarter 2022 Financial Results

●	Total revenue for the first quarter of 2022 was $62.6 million, an increase of $35.9 million from $26.7 million in the first quarter of 2021.
●	Revenue less cost of revenue for the first quarter of 2022 was $41.4 million or 66.1% of total revenue, compared to $20.8 million or 77.8% of total revenue for the first quarter of 2021.
●	GAAP net loss for the first quarter of 2022 totaled $5.8 million, compared to a GAAP net loss of $65.1 million for the first quarter of 2021.
●	Adjusted EBITDA loss for the first quarter of 2022 totaled $7.1 million or -11.3% of total revenue, compared to an Adjusted EBITDA loss of $9.6 million or -36% of total revenue for the first quarter of 2021.

Segment Results for the First Quarter 2022

●	Vertical Software revenue for the quarter was $34.7 million, revenue less cost of revenue was $24.9 million or 71.9% of Vertical Software revenue and GAAP net loss was $7.2 million. Adjusted EBITDA for the first quarter was $3.0 million or 8.6% of Vertical Software revenue.
●	Insurance revenue for the quarter was $27.9 million, revenue less cost of revenue was $16.4 million or 58.9% of Insurance revenue and GAAP net loss was $364 thousand. Adjusted EBITDA was $3.3 million or 11.8% of Insurance revenue.
●	Insurance gross written premium for the quarter was $102.5 million with 338 thousand policies.

First Quarter 2022 and Recent Operational Highlights

-	Launched in beta embedded insurance into Floify point of sale mortgage software.
-	Filed and received approval from 3 states to utilize the first of Porch’s proprietary data in insurance pricing.
-	Homeowners of America, a Porch Group subsidiary, continued its nationwide expansion plan, now operating in 17 states.
-	Ended the quarter with approximately $303 million in cash and cash equivalents.
-	Porch Group Board of Directors unanimously approved a proposal to declassify the Board effective as of the 2024 annual meeting. Additional information on this proposal can be found in the Company’s definitive 2022 proxy statement for its 2022 annual meeting.
-	Closed the acquisition of Residential Warranty Services, Inc. (“RWS”) at the start of Q2 2022.

First Quarter 2022 Key Performance Indicators (KPIs)

Software and services to companies:

●	Average companies in quarter increased to 25,512 from 13,995 in the first quarter of 2021.
●	Average revenue per account per month in quarter increased 28.3% to $817 from $637 in the first quarter of 2021.

Monetized services for consumers:

●	Number of monetized services in quarter was 254,249 in the first quarter of 2022, up from 182,779 in the first quarter of 2021.
●	Average revenue per monetized service in quarter was $176, a 91.3% increase from $92 in the first quarter of 2021.

Acquisition of Residential Warranty Services

On April 1, 2022, the Company completed its previously announced acquisition of certain businesses relating to home warranty products and inspector-centric software and services from RWS. Total consideration is $33 million, including $29 million of cash, $4 million of Porch Group stock and additional contingent consideration tied to the performance of a recently launched business line. Of the total consideration, $4.95 million was paid at signing, on February 28, 2022. Full year 2022 revenue impact to Porch Group is expected to be approximately $8 million, with approximately $10 million of expected annualized revenue.

Full Year 2022 Financial Outlook

Porch provides guidance based on current market conditions and expectations.

Affirmed 2022 Guidance[1]
Gross Written Premium[2] ~$600M
Revenue ~$320M
Vertical Software Revenue ~$190M	Insurance Revenue ~$130M
Revenue Less Cost of Revenue ~$210M
Adj. EBITDA ~-9% and >-$26.5M

1 Guidance includes the impact of announced but not yet closed acquisitions of CSE Insurance (“CSE”)

2 2022 gross written premium guidance is stated as annual run rate as of year-end 2022 and is the total premium written by third-party insurance carriers through EIG, HOA’s insurance operations, and AHP for insurance and warranty policies for the face value of one year’s premium, before deductions for reinsurance and ceding commissions.

Porch is not providing reconciliations of expected Adjusted EBITDA margin for future periods to the most directly comparable measures prepared in accordance with GAAP because Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

Conference Call

Porch management will host a conference call today (May 10, 2022) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). The presentation will be accompanied by a slide presentation available on the Investor Relations section of the Company’s website. A question-and-answer session will follow management’s prepared remarks.

All are invited to listen to the event by registering for the webinar here.

If you have any difficulty connecting with the conference call or webcast, please contact Porch’s investor relations team at (949) 574-3860 or PRCH@gatewayir.com.

A replay of the webinar will also be available in the Investors section of Porch’s corporate website.

About Porch Group

Seattle-based Porch Group Inc, the vertical software platform for the home, provides software and services to more than 25,500 home services companies such as home inspectors, mortgage companies and loan officers, title companies, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, warranty, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com or porch.com.

Investor Relations Contacts:

Walter Ruddy, Head of Investor Relations & Treasury
Porch Group, Inc.
(206) 715-2369
walter@porch.com

Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:
Catherine Adcock
Gateway Group, Inc.
(949) 386-6332
PRCH@gatewayir.com

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch’s future financial or operating performance. For example, forward-looking statements include projections of future revenue, Adjusted EBITDA (loss), and other metrics, business strategy and plans, and anticipated impacts from pending or completed acquisitions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to:  (1) expansion plans and opportunities, including recently completed acquisitions as well as future acquisitions or additional business combinations; (2) costs related to being a public company; (3) litigation, complaints, and/or adverse publicity; (4) the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; (5) further expansion into the insurance industry, and the related federal and state regulatory requirements; (6) privacy and data protection laws, privacy or data breaches, or the loss of data; (7) the duration and scope of the COVID-19 pandemic and its continued effect on the business and financial conditions of Porch; and (8) other risks and uncertainties described in Porch’s most recent Form 10-K and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), such as Porch’s quarterly reports on Form 10-Q, as well as in its subsequent reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Non-GAAP Financial Measures

This release includes one or more non-GAAP financial measures, such as Adjusted EBITDA (loss), Adjusted EBITDA (loss) as a percentage of revenue, and average revenue per monetized service.

Porch defines Adjusted EBITDA (loss) as net income (loss) adjusted for interest expense, net, income taxes, other expenses, net, depreciation and amortization, certain non-cash long-lived asset impairment charges, stock-based compensation expense and acquisition-related impacts, including compensation to the sellers that requires future service, amortization of intangible assets, gains (losses) recognized on changes in the value of contingent consideration arrangements, if any, gain or loss on divestitures and certain transaction costs. Adjusted EBITDA (loss) as a percentage of revenue is defined as Adjusted EBITDA (loss) divided by GAAP total revenue. Average revenue per monetized services in quarter is the average revenue generated per monetized service performed in a quarterly period. Average revenue per monetized service in quarter, is defined as total quarterly monetized service revenues generated from monetized services.

Porch Group management uses these non-GAAP financial measures as supplemental measures of the Company’s operating and financial performanc, for internal budgeting and forecasting purposes, to evaluate financial and strategic planning matters, and to establish certain performance goals for incentive programs.  Porch believes that the use of these non-GAAP financial measures provides investors with useful information to evaluate Porch’s operating and financial performance and trends and in comparing Porch’s financial results with competitors, other similar companies and companies across different industries, many of which present similar non-GAAP financial measures to investors. However, Porch's definitions and methodology in calculating these non-GAAP measures may not be comparable to those used by other companies.  In addition, Porch may modify the presentation of these non-GAAP financial measures in the future, and any such modification may be material.

You should not consider these non-GAAP financial measures in isolation, as a substitute to or superior to financial performance measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude specified income and expenses, some of which may be significant or material, that are required by GAAP to be recorded in Porch’s consolidated financial statements. Porch may also incur future income or expenses similar to those excluded from these non-GAAP financial measures, and Porch’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures reflect the exercise of management judgment about which income and expense are included or excluded in determining these non-GAAP financial measures.

You should review the tables accompanying this release for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure. Porch is not providing reconciliations of non-GAAP financial measures for future periods to the most directly comparable measures prepared in accordance with GAAP.  Porch is unable to provide these reconciliations without unreasonable effort because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of Porch’s control.

The following table reconciles Adjusted EBITDA (loss) to net loss for the three months ended March 31, 2022 (dollar amounts in thousands):

	Corporate	Insurance	Vertical Software	Consolidated
Adjusted EBITDA (loss)	$(13,342)	$3,286	$2,984	$(7,072)
Adjusted EBITDA (loss) as a percentage of revenue	N/A	11.8%	8.6%	(11.3)%
Less:
Interest expense	1,350	894	49	2,293
Income tax expense (benefit)	(374)	197	—	(177)
Depreciation and amortization	590	1,236	4,657	6,483
Non-cash long-lived asset impairment charge	69	—	—	69
Non-cash stock-based compensation expense	3,530	432	1,892	5,854
Revaluation of contingent consideration	(269)	—	3,474	3,205
Revaluation of earnout liability	(11,179)	—	—	(11,179)
Revaluation of private warrant liability	(10,189)	—	—	(10,189)
Acquisition and related expense	895	—	—	895
Non-cash bonus expense	478	942	156	1,576
Other income, net	(40)	(50)	(16)	(106)
Net income (loss)	$1,797	$(365)	$(7,228)	$(5,796)

PORCH GROUP, INC.

Monetized Services Revenue

(all numbers in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021
Monetized services revenue	$44,771	$16,812
Other operating revenue	17,790	9,930
Total revenue	$62,561	$26,742

PORCH GROUP, INC.

Revenue Less Cost of Revenue

(all numbers in thousands, unaudited)

	Three Months Ended March 31, 2022
	Corporate	Insurance	Vertical Software	Consolidated
Revenue	$—	$27,873	$34,688	$62,561
Less: Cost of revenue	—	(11,448)	(9,741)	(21,189)
Revenue less cost of revenue	$—	$16,425	$24,947	$41,372
Revenue less cost of revenue as a percentage of revenue	N/A	59%	72%	66%

PORCH GROUP, INC.

Unaudited Condensed Consolidated Balance Sheets

(all numbers in thousands, except share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$292,373	$315,741
Accounts receivable, net	29,996	28,767
Short-term investments	8,462	9,251
Reinsurance balance due	239,739	228,416
Prepaid expenses and other current assets	21,087	14,338
Restricted cash	10,162	8,551
Total current assets	601,819	605,064
Property, equipment, and software, net	8,340	6,666
Operating lease right-of-use assets	3,922	4,504
Goodwill	226,576	225,654
Long-term investments	56,865	58,324
Intangible assets, net	124,306	129,830
Restricted cash, non-current	500	500
Long-term insurance commissions receivable	9,061	7,521
Other assets	5,373	684
Total assets	$1,036,762	$1,038,747

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,016	$6,965
Accrued expenses and other current liabilities	35,029	37,675
Deferred revenue	198,857	201,085
Refundable customer deposit	16,686	15,274
Current portion of long-term debt	150	150
Losses and loss adjustment expense reserves	79,608	61,949
Other insurance liabilities, current	43,049	40,024
Total current liabilities	381,395	363,122
Long-term debt	415,002	414,585
Operating lease liabilities, non-current	2,267	2,694
Earnout liability, at fair value	2,687	13,866
Private warrant liability, at fair value	5,004	15,193
Other liabilities (includes $12,822 and $9,617 at fair value, respectively)	15,528	12,242
Total liabilities	821,883	821,702
Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $0.0001 par value:	10	10
Authorized shares – 400,000,000 and 400,000,000, respectively
Issued and outstanding shares – 98,297,186 and 97,961,597, respectively
Additional paid-in capital	647,551	641,406
Accumulated other comprehensive loss	(2,774)	(259)
Accumulated deficit	(429,908)	(424,112)
Total stockholders’ equity	214,879	217,045
Total liabilities and stockholders’ equity	$1,036,762	$1,038,747

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Operations

(all numbers in thousands, except share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$62,561	$26,742
Operating expenses(1):
Cost of revenue	21,189	5,930
Selling and marketing	25,743	14,638
Product and technology	14,231	11,789
General and administrative	26,699	24,016
Total operating expenses	87,862	56,373
Operating loss	(25,301)	(29,631)
Other income (expense):
Interest expense	(2,293)	(1,223)
Change in fair value of earnout liability	11,179	(18,770)
Change in fair value of private warrant liability	10,189	(15,910)
Investment income and realized gains, net of investment expenses	197	—
Other income, net	56	83
Total other income (expense)	19,328	(35,820)
Loss before income taxes	(5,973)	(65,451)
Income tax benefit	177	350
Net loss	$(5,796)	$(65,101)

Loss per share - basic and diluted (Note 14)	$(0.06)	$(0.76)

Shares used in computing basic and diluted loss per share	96,074,527	85,331,575

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$—	$1
Selling and marketing	632	2,082
Product and technology	1,137	2,317
General and administrative	4,085	12,435
	$5,854	$16,835

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(all numbers in thousands, audited)

	Three Months Ended March 31,
	2022	2021
Net loss	$(5,796)	$(65,101)
Other comprehensive loss:
Current period change in net unrealized loss, net of tax	(2,515)	—
Comprehensive loss	$(8,311)	$(65,101)

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

(all numbers in thousands)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Equity
Balances as of December 31, 2021	97,961,597	$10	$641,406	$(424,112)	$(259)	$217,045
Net loss	—	—	—	(5,796)	—	(5,796)
Other comprehensive income	—	—	—	—	(2,515)	(2,515)
Stock-based compensation	—	—	5,854	—	—	5,854
Contingent consideration for acquisitions	—	—	530	—	—	530
Vesting of restricted stock awards	245,855	—	—	—	—	—
Exercise of stock options	185,685	—	473	—	—	473
Income tax withholdings	(95,951)	—	(712)	—	—	(712)
Balances as of March 31, 2022	98,297,186	$10	$647,551	$(429,908)	$(2,774)	$214,879

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balances as of December 31, 2020	81,669,151	$8	$424,823	$(317,506)	$107,325
Net loss	—	—	—	(65,101)	(65,101)
Stock-based compensation	—	—	4,462	—	4,462
Stock-based compensation - earnout	—	—	12,373	—	12,373
Issuance of common stock for acquisitions	90,000	—	1,169	—	1,169
Reclassification of earnout liability upon vesting	—	—	25,815	—	25,815
Vesting of restricted stock awards	2,078,102	—	—	—	—
Exercise of stock warrants	8,087,623	1	93,007	—	93,008
Exercise of stock options	593,106	—	355	—	355
Income tax withholdings	(1,062,250)	—	(16,997)	—	(16,997)
Transaction costs	—	—	(402)	—	(402)
Balances as of March 31, 2021	91,455,732	$9	$544,605	$(382,607)	$162,007

PORCH GROUP, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(all numbers in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(5,796)	$(65,101)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	6,483	2,463
Amortization of operating lease right-of-use assets	582	345
Loss on sale and impairment of long-lived assets	70	68
Loss (gain) on remeasurement of private warrant liability	(10,189)	15,910
Loss (gain) on remeasurement of contingent consideration	3,205	(355)
Loss (gain) on remeasurement of earnout liability	(11,179)	18,770
Stock-based compensation	5,854	16,835
Amortization of investment premium/accretion of discount, net	566	—
Net realized losses on investments	68	—
Interest expense (non-cash)	1,046	311
Other	64	(225)
Change in operating assets and liabilities, net of acquisitions and divestitures
Accounts receivable	(1,296)	(846)
Reinsurance balance due	(11,323)	—
Prepaid expenses and other current assets	(6,749)	441
Accounts payable	1,051	(8,090)
Accrued expenses and other current liabilities	(3,145)	2,625
Losses and loss adjustment expense reserves	17,659	—
Other insurance liabilities, current	3,025	—
Deferred revenue	(2,228)	(1,362)
Refundable customer deposits	1,412	(837)
Contingent consideration - business combination	—	(1,663)
Long-term insurance commissions receivable	(1,540)	(1,383)
Operating lease liabilities, non-current	(235)	(354)
Other	(696)	(487)
Net cash used in operating activities	(13,291)	(22,935)
Cash flows from investing activities:
Purchases of property and equipment	(1,167)	(34)
Capitalized internal use software development costs	(1,574)	(798)
Purchases of short-term and long-term investments	(8,835)	—
Maturities, sales of short-term and long-term investments	8,449	—
Non-refundable deposit for acquisition	(4,950)	—
Acquisitions, net of cash acquired	—	(22,882)
Net cash used in investing activities	(8,077)	(23,714)
Cash flows from financing activities:
Repayments of principal and related fees	(150)	(150)
Proceeds from exercises of warrants	—	89,771
Proceeds from exercises of stock options	473	355
Income tax withholdings paid upon vesting of restricted stock units	(712)	(16,997)
Settlement of contingent consideration related to a business acquisition	—	(400)
Net cash (used) provided by financing activities	(389)	72,579
Net change in cash, cash equivalents, and restricted cash	$(21,757)	$25,930
Cash, cash equivalents, and restricted cash, beginning of period	$324,792	$207,453
Cash, cash equivalents, and restricted cash end of period	$303,035	$233,383